SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

Filed by the Registrant [X]
Filed by a party other than the Registrant [  ]

Check the appropriate box:
[  ]   Preliminary Proxy Statement
[  ]   Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[  ]   Definitive Proxy Statement
[X]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to Section 240.14a-12

American Funds Insurance Series
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[  ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total fee paid:

[  ]   Fee paid previously with preliminary materials.

[  ]   Check box if any part of the fee is offset as provided by Exchange Act
      Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:
     (2) Form, Schedule or Registration Statement No.:
     (3) Filing Party:
     (4) Date Filed:

AMERICAN FUNDS INSURANCE SERIES
MANAGEMENT INFORMATION SERVICES
SCRIPT FOR TELEPHONE VOTING

OPENING:

When connected to the toll-free number, shareholder will hear:
"Welcome.  “Please enter the control number labeled as such or located in the box indicated by an arrow on the upper portion of your proxy card.”

When shareholder enters the control number, he/she will hear:
"To vote as the Board recommends on all proposals, press 1 now.  To vote on each proposal separately, press 0 now."

OPTION 1: VOTING ALL PROPOSALS AS MANAGEMENT RECOMMENDS

If shareholder elects to vote as management recommends on all proposals, he/she will hear:
"You have voted as the Board recommended.  If this is correct, press 1.  If incorrect, press 0."

If shareholder presses 1, he/she will hear:
"If you have received more than one proxy card, you must vote each card separately.  If you would like to vote another proxy, press 1 now.  To end this call, press 0 now."

If shareholder presses 0 to indicate an incorrect vote, he/she will be returned to the “To vote as the..” speech.

If shareholder elects to revote or vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:
"Thank you for voting."

Call is terminated.

OPTION 2: VOTING EACH PROPOSAL SEPARATELY

If shareholder elects to vote each proposal separately, he/she will hear:
"Proposal 1:        To vote FOR all nominees, press 1.  To WITHHOLD from all nominees, press 9.  To WITHHOLD from an individual nominee, press 0. Make your selection now."

If the shareholder votes FOR all nominees or WITHHOLDS from all nominees, the script moves to Proposal 2.  If the shareholder elects to withhold from a specific nominee, he/she will hear:
"Enter the two-digit number that appears in front of the nominee's name you DO NOT wish to vote for."

And then,
"Press 1 to withhold from another nominee or Press 0 if you have completed voting on nominees."

When the shareholder has finished voting on Proposal 1, he/she will hear:
"Proposal 2:        To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 2, he/she will hear:
"Proposal 3A:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3A, he/she will hear:
"Proposal 3B:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3B, he/she will hear:
"Proposal 3C:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3C, he/she will hear:
"Proposal 3D:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3D, he/she will hear:
"Proposal 3E:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3E, he/she will hear:
"Proposal 3F:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3F, he/she will hear:
"Proposal 3G:            To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 3G, he/she will hear:
"Proposal 4:        To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 4, he/she will hear:
"Proposal 5:        To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 5, he/she will hear:
"Proposal 6:        To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

[For Global Discovery Fund shareholders only]
When the shareholder has finished voting on Proposal 6, he/she will hear:
"Proposal 7:        To vote FOR, press 1; AGAINST, press 9; ABSTAIN, press 0."

When the shareholder has finished voting on Proposal 7, he/she will hear:
"Your votes have been cast as follows (vote for each proposal is given). If this is correct, press 1. If incorrect, press 0."

If a shareholder voted to withhold for individual nominee’s he/she will hear “Proposal 1, for all except ##)

If shareholder presses 0 to indicate an incorrect vote, he/she will be returned to the “To vote as the...” speech.

If the shareholder presses 1, he/she will hear:
"If you have received more than one proxy card, you must vote each card separately.  If you would like to vote another proxy, press 1 now.  To end this call, press 0 now."

If shareholder elects to vote another proxy, he/she is returned to the "Please enter the control number" speech (above). If shareholder elects to end the call, he/she will hear:
"Thank you for voting."

Call is terminated.